Exhibit 99.1

Paramount Resources Ltd.

Karr, Wapiti and Zama Properties

Statements of Revenue and Expenses

For the Years Ended December 31, 2023 (Audited) and 2022 (Unaudited)

For the Nine Months Ended September 30, 2024 and 2023 (Unaudited)

REPORT OF INDEPENDENT AUDITORS

To the Directors of Paramount Resources Ltd.

Opinion

We have audited the accompanying financial information relating to the Karr, Wapiti and Zama assets owned by Paramount Resources Ltd. (the “Assets”) which comprise the statement of revenues and expenses for the year ended December 31, 2023 and the related notes (the “Statements”).

In our opinion, the accompanying Statements present fairly, in all material respects, the revenues and expenses of the Assets for the year ended December 31, 2023 in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board using the basis of presentation described in Note 1.

Basis for opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States, as promulgated by the American Institute of Certified Public Accountants (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Operating Statement section of this report. We are required to be independent of Paramount Resources Ltd. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of matter

As described in Note 1, the accompanying Statements were prepared for the purpose of complying with the financial reporting framework specified in subsection 3.11(5) of National Instrument 52-107 Acceptable Accounting Principles and Auditing Standards for an operating statement and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Assets. Our opinion is not modified with respect to this matter.

Other matter

The financial information for the year ended December 31, 2022 and the nine months ended September 30, 2024 and 2023 are unaudited.

Responsibilities of management and those charged with governance for the Statements

Management of Paramount Resources Ltd. is responsible for the preparation of the Statements in accordance with IFRS, and for such internal control as management of Paramount Resources Ltd. determines is necessary to enable the preparation of the Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibilities for the audit of the operating statement

Our objectives are to obtain reasonable assurance about whether the Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted

Statements of Revenue and Expenses	1

in accordance with GAAS, will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statements.

In performing an audit in accordance with GAAS we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the Statements, whether due to fraud or error and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of management’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management of Paramount Resources Ltd. as well as evaluating the overall presentation of the Statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant internal control-related matters that we identified during the audit.

Chartered Professional Accountants

Calgary, Alberta, Canada

December 18, 2024

Statements of Revenue and Expenses	2

Paramount Resources Ltd.

Karr, Wapiti and Zama Properties

Statements of Revenue and Expenses

($ Canadian Millions)

Year ended December 31	Note	2023	2022
		(audited)	(unaudited)
Petroleum and natural gas sales		1,445.8	1,639.5
Royalties		(217.4)	(261.2)

Revenue	3	1,228.4	1,378.3
Expenses
Transportation and NGLs processing		107.4	93.1
Operating expense		301.0	250.6

		408.4	343.7

Operating income		820.0	1,034.6

See the accompanying notes to the statements of revenue and expenses

Statements of Revenue and Expenses	3

Paramount Resources Ltd.

Karr, Wapiti and Zama Properties

Statements of Revenue and Expenses

(Unaudited)

($ Canadian Millions)

Nine months ended September 30	Note	2024	2023
Petroleum and natural gas sales		922.2	1,078.5
Royalties		(147.6)	(160.7)

Revenue	3	774.6	917.8
Expenses
Transportation and NGLs processing		69.3	81.5
Operating expense		248.1	216.0

		317.4	297.5

Operating income		457.2	620.3

See the accompanying notes to the statements of revenue and expenses

Statements of Revenue and Expenses	4

Notes to the Statements of Revenue and Expenses

(Tabular amounts stated in $ Canadian Millions)

1. Basis of Presentation

The accompanying statements of revenue and expenses (the “Statements”) reflect the working interest petroleum and natural gas sales, royalties, transportation and NGLs processing expense and operating expense of Paramount Resources Ltd. (the “Company”) relating to its Karr, Wapiti and Zama properties (the “Assets”). The Statements have been prepared in all material respects using accounting policies permitted by International Financial Reporting Standards applicable to publicly accountable enterprises, as issued by the International Accounting Standards Board. The Statements are prepared in accordance with the financial reporting framework specified in subsection 3.11(5) of National Instrument 52-107 Acceptable Accounting Principles and Auditing Standards for an operating statement.

The Statements do not include any provision for depletion and depreciation, accretion of asset retirement obligations, capital costs, impairment of properties, general and administrative costs or income taxes, as these amounts are based on the consolidated operations of the Company of which the Assets form only a part.

2. Summary of Material Accounting Policies

Functional and Presentation Currency

The functional and presentation currency of the Statements is Canadian dollars.

Revenue Recognition

Revenue from petroleum and natural gas (“P&NG”) sales is recognized when control of the P&NG volumes is transferred to the purchaser, which generally occurs when the purchaser obtains the legal right to possession of such volumes, the purchaser assumes the risks and rewards of ownership and payment from the purchaser is reasonably assured.

Royalties

Royalties are recorded when petroleum and natural gas volumes are produced and sold. Royalties are calculated in accordance with applicable regulations and/or the terms of individual royalty agreements.

Transportation and NGLs Processing

Costs associated with the transportation of petroleum and natural gas volumes and the fractionation of natural gas liquids are recognized when the petroleum and natural gas volumes are sold.

Statements of Revenue and Expenses	5

Notes to the Statements of Revenue and Expenses

(Tabular amounts stated in $ Canadian Millions)

Operating Expense

Operating expense include amounts incurred to lift petroleum and natural gas volumes to the surface, gathering, processing of natural gas and liquids to meet sales pipeline specifications, treating and field storage. More specifically operating expense includes processing fees, workovers, workforce, electricity, repairs and maintenance, water handling and trucking, property taxes and lease costs, overhead and other direct operating expenses.

Jointly Controlled Assets and Operations

The Company conducts its exploration and development activities related to the Assets independently, as well as for certain properties, jointly with others through jointly controlled assets and operations. All of the Company’s interests in these joint arrangements are classified as joint operations. The Company has recognized its proportionate share of the revenues and expenses of such joint operations in the Statements.

Management Judgements, Assumptions & Accounting Estimates

Management estimates and assumptions in regards to certain revenues and expenses have been used. Such estimates relate to unsettled transactions and events. Estimates by their nature are subject to measurement uncertainty. Accordingly, actual results may differ from estimated amounts as future confirming events occur.

3. Revenue By Product

Year ended December 31	2023	2022
	(audited)	(unaudited)
Natural gas	234.3	402.2
Condensate and oil	1,151.0	1,166.7
Other natural gas liquids	60.1	70.5
Royalty income and other revenue	0.4	0.1
Royalties	(217.4)	(261.2)

	1,228.4	1,378.3

Nine months ended September 30	2024	2023
	(unaudited)	(unaudited)
Natural gas	107.3	178.1
Condensate and oil	770.2	856.1
Other natural gas liquids	44.6	44.0
Royalty income and other revenue	0.1	0.3
Royalties	(147.6)	(160.7)

	774.6	917.8

4. Subsequent Events

In November 2024, Paramount entered into an agreement to sell the Assets. The sale is expected to close in the first quarter of 2025, subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions.

Statements of Revenue and Expenses	6